UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  August 31, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the sale of preferred stock described in Item 8.01 below, on August 31, 2016, Alta Mesa Holdings GP, our general partner (“AMGP”), High Mesa Inc. (“High Mesa”), as holder of 100% of our Class B Units, and all of our Class A Limited Partners entered into a Fourth Amended and Restated Limited Partnership Agreement (the “Amended Partnership Agreement”).  The Amended Partnership Agreement provides for certain drag-along rights, including the mandatory contribution to High Mesa by the Class A Limited Partners of their remaining Class A Units upon an initial public offering.

All distributions under the Amended Partnership Agreement shall first be made to holders of Class B Units, until all principal and interest has been extinguished under the notes issued in connection with High Mesa’s prior recapitalization (the “Notes”).  After such extinguishment of the Notes, distributions shall then be made to holders of Class A and Class B Units pursuant to the distribution formulas set forth in the Amended Partnership Agreement.

In addition, on August 31, 2016, the owners of AMGP entered into a Third Amended and Restated Limited Liability Company Agreement, which was amended to provide that the number of members of the board of managers of AMGP shall be increased to match the number of members of the board of directors of High Mesa.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2016,  William W. McMullen was appointed to the board of managers of AMGP.

Mr. McMullen is the Founder and Managing Partner of Bayou City Energy (“BCE”), an oil and gas focused private equity firm based in Houston, Texas. Mr. McMullen founded BCE in 2015 after successfully managing a smaller private equity vehicle, Bayou City Energy Partners (“BCEP”), focused on investments in the oil and gas sector. Prior to BCEP, Mr. McMullen served as Vice President at White Deer Energy, an oil and gas focused private equity firm, where he was responsible for origination, analysis, structuring and execution of upstream investments. Before White Deer Energy, Mr. McMullen served as an Associate at Denham Capital. Prior to Denham Capital, Mr. McMullen served as an Analyst in UBS Investment Bank’s Global Energy group. Mr. McMullen earned his Bachelor’s degree in Economics, with Honors, from Harvard University.

Item 8.01.  Other Events.

On August 31, 2016, our Class B partner, High Mesa, completed the sale of preferred stock to BCE-MESA Holdings LLC (“Bayou City”).   In connection with this investment,  High Mesa appointed a new director William W. McMullen as a nominee of Bayou City, who was simultaneously appointed to the board of AMGP.

Item 9.01.  Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit Number	Title of Document

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of August 31, 2016.
3.2	Third Amended and Restated Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC, dated as of August 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

September 1, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Alta Mesa Holdings, LP, dated as of August 31, 2016.
3.2	Third Amended and Restated Limited Liability Company Agreement of Alta Mesa Holdings GP, LLC, dated as of August 31, 2016.